AGREEMENT (the "Agreement"), executed on July __, 1997, effective as of the closing date of the merger between RoTech Medical Corporation, a Florida corporation, (the "Company") and Integrated Health Services, Inc. ("IHS") (the "Effective Date") among William P. Kennedy ("Kennedy"), the Company and IHS.

        WHEREAS,  the  Company   simultaneously  with  the  execution  of  this
Agreement has entered into a merger agreement with IHS whereby the Company will become a wholly owned subsidiary of IHS (the "Merger Agreement");

         WHEREAS, Kennedy is Chairman of the Board of Directors of the Company (the "Board"), a member of the Board, Chief Executive Officer, an employee and a stockholder of the Company;

         WHEREAS, Kennedy, the Company and IHS mutually desire to terminate Kennedy's employment with the Company on the Effective Date and to enter into certain other arrangements between Kennedy and the Company, and Kennedy, the Company and IHS mutually desire to take certain other actions contemplated herein, upon the terms and conditions contained herein;

         NOW, THEREFORE, in consideration of the mutual agreements of the parties hereto contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and in reliance upon the representations of the other parties hereto contained herein, each of the parties hereto agrees as follows:

         1. RESIGNATIONS OF KENNEDY. Effective immediately after the effective time of the merger contemplated by the Merger Agreement ("Effective Time") Kennedy shall resign all appointments he holds as a director, officer, employee or agent of the Company. On the Effective Date, Kennedy shall execute and deliver to the Company a letter of resignation from all appointments he holds with the Company substantially in the form of Exhibit A hereto. From and after the Effective Date, Kennedy shall not be and not hold himself out as a director, officer, employee, agent or consultant of the Company (except as permitted by paragraph 2 hereto) and shall relinquish, except as otherwise provided herein all rights to any additional payments from the Company under any plan, program or policy maintained by the Company (other than any accrued entitlements under the provisions of the Company's 401(k) plan and group medical plan) for the benefit of Company employees.

         2. CONSULTING ARRANGEMENT. (a) From the Effective Date, until the third anniversary thereof (the "Consulting Term"), the Company shall engage Kennedy to serve as a consultant to the Company, and Kennedy hereby accepts such engagement.

         (b) During the Consulting Term, Kennedy shall furnish such consulting and advisory services to the Company as the Company may reasonably request (and only such consulting and advisory services as the Company shall so request) and shall report directly to the Board, (unless the Board shall decide otherwise) or a designee of the Board. During the Consulting Term Kennedy's services shall be available to the Company as follows:

         First through twelfth month                 3 days/week
         Thirteenth through twenty-fourth            2 days/week
         Twenty-fifth through thirty-sixth           1 day/week

         (c) As compensation for the consulting services rendered hereunder, the Company shall pay to Kennedy a consulting fee in a single sum payable upon execution of this Agreement in the amount of $1,000,000. In addition, the Company shall reimburse Kennedy for all reasonable and necessary out-of-pocket expenses incurred by him in connection with the consulting and advisory services he performs at the request of the Company pursuant to the Agreement upon presentation of proper vouchers evidencing such expenses and the purposes for which they were incurred.

         (d) In performing his duties as a consultant, Kennedy shall be, and only hold himself out as, an independent contractor. The Company shall not treat Kennedy as an employee of the Company or withhold any federal, state or local taxes of any nature on behalf of Kennedy from the compensation to be paid hereunder. Nothing contained herein shall make Kennedy the agent, employee, joint venturer or partner of the Company or provide Kennedy with the power or authority to bind the Company to any contract, agreement or arrangement with any person or entity.

         3.       NONCOMPETITION.

         (a) Disclosure. Kennedy has disclosed to the Board and IHS, in writing, all healthcare-related interests, investments, or business activities, whether as proprietor, stockholder, partner, co-venturer, director, officer, employee, independent contractor, agent, consultant, or in any other capacity or manner whatsoever, including but not limited to Thayers Pharmacy, Inc., Nephron Corp. or Select Health of South Carolina, Inc.

         (b) Prohibited Activity Without the written consent of a majority of the Board of the Company, Kennedy may not for a period of fifteen years from the date hereof, engage in any of the following actions following the termination of his employment with the Company: (i) own, participate or serve, either directly or indirectly, whether as a proprietor, stockholder, partner, co-venturer, director, officer, employee, independent contractor, agent, consultant, or in any other capacity or manner whatsoever in any business or service activity that engages in the "Primary Business" in which IHS, the Company or any of their respective subsidiaries or affiliates is engaged, within a radius of 100 miles from any site, facility, or location which is owned, managed or operated by or affiliated with IHS or the Company or any of their respective subsidiaries and affiliates currently or within 60 months of the Effective Date. For purposes of this Agreement, "Primary Business" shall mean the business of providing home respiratory therapy, home infusion therapy, and other medical services and equipment to patients referred by physicians or other services related to home respiratory therapy and home infusion therapy.

         (ii) directly or indirectly, solicit or recruit any individual employed by the Company, its subsidiaries or affiliates for the purpose of being employed directly or indirectly by him or by any competitor of the Company on whose behalf he is acting as an agent, representative or employee, or convey any confidential information or trade secrets regarding other employees of the Company, its subsidiaries or affiliates to any other person; or

         (iii) directly or indirectly, influence or attempt to influence customers of the Company or any of its subsidiaries or affiliates to direct their business to any competitor of the Company; provided, however, that neither
(i) the "beneficial ownership" by Kennedy, either individually or as a member of a "group," as such terms are used in Rule 13d under the Exchange Act, as a passive investment, of not more than five percent (5%) of the voting stock of any publicly held corporation, nor (ii) the beneficial ownership by Kennedy of any interest described in the first sentence of Section 3(a) and properly and timely disclosed in accordance with the terms therewith so long as the entity in which he holds such beneficial interest is not participating in the Primary Business, shall alone constitute a violation of this Agreement.

         (c) Post Employment  Services.  Notwithstanding  anything  contained in
Section 3(a) and (b) above to the contrary, following the fifth anniversary of the Effective Date and for the remainder of the term of this Section 3, Kennedy may provide consulting services to any business whether or not it competes with the Primary Business.

         (d) Noncompete Compensation. As compensation for entering into the noncompete provided hereunder, the Company shall pay to Kennedy a fee in a single sum payable upon execution of this Agreement in the amount of $4,000,000.

         (c) Injunctive Relief. It is expressly agreed that the Company will or would suffer irreparable injury if Kennedy were to compete with the Company or any subsidiary or affiliate in violation of this Agreement or violate Section 4 below and that the Company would by reason of such competition or violation be entitled to preliminary or injunctive relief in a court of appropriate jurisdiction, and Kennedy further consents and stipulates to the entry of such preliminary or injunctive relief in such a court prohibiting Kennedy from competing with the Company or any subsidiary or affiliate of the Company or otherwise acting in violation of this Agreement upon an appropriate finding by such court that Kennedy has violated this Section 3 or 4.

         4. CONFIDENTIALITY. (a) Except as otherwise required by law, each of the parties hereto shall keep the terms of this Agreement confidential. In addition, Kennedy shall keep confidential all information of a proprietary or confidential nature belonging to the Company or any of its subsidiaries or affiliates, including, but not limited to, business plans, files, records, data, documents, plans, research, development, policies, customer or client lists, price lists, the name and address of suppliers, customers or representatives, or any other matters of any kind or description, relating to the products, devices, suppliers, customers, clientele, sales or business of the Company or any of its subsidiaries or affiliates, and shall promptly return to the Company all written material and information that is, or comes into his possession or dominion, concerning the Company or the business of the Company or its subsidiaries or affiliates.

         5. PUBLIC STATEMENTS. Neither IHS nor the Company or their respective subsidiaries or affiliates shall disparage Kennedy, and Kennedy shall not disparage the Company, IHS or any of their respective subsidiaries or affiliates or their respective officers, directors, employees, partners or stockholders, at any time, in any manner or in any respect; provided, that nothing contained in this Agreement shall restrict the parties hereto from making any statements or disclosures believed necessary to enforce in any judicial or similar proceeding the provisions of this Agreement or as a party believes may be required by applicable law.

         6. FULL SETTLEMENT; LEGAL FEES. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Kennedy or others. In no event shall Kennedy be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Kennedy under any of the provisions of this Agreement and such amounts shall not be reduced whether or not Kennedy obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Kennedy may reasonably incur as a result of any contest (regardless of the outcome thereof) of the validity or enforceability of, or liability or entitlement under any provision of this Agreement or any guarantee of performance thereof, unless such contest is against IHS, the Company or any of their respective subsidiaries or affiliates, in which case, each party shall pay their respective costs incurred in connection with such contest, provided, however, that to the extent any arbitrator or court shall determine that Kennedy has prevailed as to the material issues raised in determination of the dispute, the Company shall as soon as practicable, but in no event later than 30 days from the date of determination of such arbitrator or court, reimburse Kennedy for his costs incurred in connection with such contest.

         7. CERTAIN EFFECTS. The invalidity or unenforceability of any paragraph, term or provision of this Agreement shall in no way affect the validity or enforceability of the remaining paragraphs, terms and provisions of this Agreement. In the event of any such invalidity or unenforceability, it is the parties' hereto intention and agreement that any such paragraph, term or provision which is held or determined to be invalid or unenforceable, as written, shall nonetheless be in force and binding to the fullest extent permitted by law as though such paragraph, term or provision had been written in such a manner and to such an extent as to be enforceable under the circumstances. Without limiting the foregoing, with respect to any confidentiality requirement or restrictive covenant contained herein, if it is determined that any such provision is excessive as to duration or scope, it is intended that it nevertheless be enforced for such shorter duration or with such narrower scope as will render it enforceable.

         8. EXPENSES. The Company shall pay all legal expenses incurred by Kennedy with respect to this Agreement up to a maximum amount of $7,500.00.

         9. SPLIT-DOLLAR LIFE INSURANCE. The Company shall continue to maintain and fund two split dollar life insurance policies, each with a face amount of Ten Million Dollars ($10,000,000) ($20,000,000 in the aggregate) on the joint lives of the Executive and the Executive's spouse in accordance with the terms of the Split Dollar Agreements, each dated as of December 8, 1995 between the Company and Steven G. Bissinger, as Trustee of the W.P.K. Irrevocable Trust I and as Trustee of W.P.K. Irrevocable Trust II, each dated November 24, 1995 (the "Split-Dollar Agreements") and the respective funding schedules applicable to each agreement (copies of the Agreements and respective funding schedules are attached hereto as Exhibit A). Notwithstanding anything in the Agreement to the contrary, the obligation of the Company and any successor thereto to maintain and fund the obligations under the split Dollar Agreements shall be independent of any obligations of Kennedy under this Agreement and shall be binding on the Company and any successors (including, but not limited to, IHS and any and all its successors) thereto for the entire period set forth in the funding schedule attached hereto.

         10. NOTICES. All notices, consents and other communications under this Agreement shall be in writing and shall be deemed to have been duly given when

(a) delivered by hand, (b) sent by telecopier or mailed, certified or registered, return receipt requested, or (c) when received by addressee, if sent by Express Mail, Federal Express or other express delivery service (receipt requested), in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to himself or itself or by notice to the other parties):

                     If to Kennedy:

                               William P. Kennedy
                               220 Prismen Terrace
                               Winter Park, Florida 32789


                               If to any other party hereto:

                               Integrated Health Services, Inc.
                               10065 Red Run Boulevard
                               Owings Mills, Maryland  21117

                               Attention: Taylor Pickett
                                          Executive Vice President

                                          Marshall Elkins
                                          General Counsel


                               with a copy to:

                                          Blass & Driggs
                                          461 5th Avenue
                                          New York, N.Y. 10017

                                          Attention: Michael F. Blass



         11. ENTIRE AGREEMENT. This Agreement is intended to express the complete agreement and understanding among the parties hereto on the matters set forth herein and to supersede any and all other agreements and understandings, whether oral or written, between or among the parties hereto on the matters set forth herein.

         12. BINDING EFFECT. The rights and obligations of the parties under this Agreement shall inure to the benefit of and shall be binding upon their respective heirs, successors and legal representatives.

         13. AMENDMENTS. This Agreement shall be amended or modified only by a written instrument signed by the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any third person any rights or remedies under or by reason of this Agreement.

         14. SUCCESSORS.

         (a) This Agreement is personal to Kennedy and without the prior written consent of the Company shall not be assignable by Kennedy otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Kennedy's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and IHS and its successors and assigns.

         (c) The Company and IHS will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company and IHS to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company and IHS would be required to perform it if no such succession had taken place.

         15. GOVERNING LAW. This Agreement shall be construed under the laws of the State of Florida applicable to agreements made and to be performed fully therein, without regard to its conflicts of laws rules.

         16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement.

         17. SPECIFIC PERFORMANCE. The parties hereto acknowledge that money damages may be an inadequate remedy for breach of this Agreement. Therefore, the parties agree that any party may, in its sole discretion, apply to any applicable court of competent jurisdiction to obtain specific performance of this Agreement and injunctive relief against any breach hereof, in either case without the posting of any bond or other security.

         18. COOPERATION. Kennedy shall cooperate with the Company (at no expense to the Company) in connection with his transition from Chairman and Chief Executive Officer to a consultant. Additionally, each of the parties to this Agreement shall execute and deliver any and all other documents deemed necessary by counsel to the Company or IHS to effectuate the terms, conditions or intent hereof.

         19.   TERMINATION  OF  THE  MERGER  AGREEMENT.   This  Agreement  shall
automatically terminate if and when the Merger Agreement is terminated.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.



                                        ----------------------------------------
                                        William P. Kennedy

WITNESS:



-----------------------------
Name:

                                        RoTech Medical Corporation


                                        By:
                                               ---------------------------------
                                        Title:


WITNESS:



-----------------------------
Name:

                                        Integrated Health Services, Inc.





                                        By:
                                                --------------------------------
                                        Title:



WITNESS:



-----------------------------
Name:

                                    EXHIBIT A


                                                             As of July __, 1997


To the Board of Directors of RoTech:

                  Effective immediately, I hereby resign as chairman of the board, as a member of the board of directors, as chief executive officer and as an employee of the Company and its subsidiaries.







                                        ----------------------------------------
                                        William P. Kennedy